UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015 (March 9, 2015)

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2015, AXIS Capital Holdings Limited (the “Company”) and a subsidiary of the Company entered into an amendment to Albert A. Benchimol’s employment agreement to extend the term of Mr. Benchimol’s employment until the earlier of (i) the Closing, as defined in the Agreement and Plan of Amalgamation, dated as of January 25, 2015, by and among PartnerRe Ltd. and the Company, as may be amended from time to time, previously filed on January 29, 2015 on Form 8-K (the “Amalgamation Agreement”); or (ii) the End Date, as defined in the Amalgamation Agreement.

No other material changes were made to the current terms of Mr. Benchimol’s employment agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement dated May 3, 2012 by and among AXIS Specialty U.S. Services, Inc., AXIS Capital Holdings Limited and Albert A. Benchimol effective as of March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2015

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement dated May 3, 2012 by and among AXIS Specialty U.S. Services, Inc., AXIS Capital Holdings Limited and Albert A. Benchimol effective as of March 9, 2015